
                                                                                                                    EXHIBIT 12

                                                                              PACIFIC BELL
                                                              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                                            Dollars in Millions


                                                 SIX MONTHS ENDED
                                                     JUNE 30,                         YEAR ENDED DECEMBER 31,
                                                -------------------   --------------------------------------------------------
                                                   1999      1998        1998       1997       1996        1995         1994
                                                -------------------   --------------------------------------------------------
Income Before Income Taxes, Extraordinary Loss
   and Cumulative Effect of Accounting Changes  $  1,050   $   941    $ 1,871    $     34   $  1,568    $  1,161    $   1,276
     Add:Interest Expense                            203       216        426         460        379         420          437
         1/3 Rental Expense                           18        19         39          41         47          29           22
                                                ---------  --------   ---------  ---------  ---------   ---------   ----------
     Adjusted Earnings                          $  1,271   $ 1,176    $ 2,336    $    535   $  1,994    $  1,610    $   1,735
                                                =========  ========   =========  =========  =========   =========   ==========

Total Interest Charges                          $    220   $   233    $   461    $    497   $    412    $    420    $     437
1/3 Rental Expense                                    18        19         39          41         47          29           22
                                                ---------  --------   ---------  ---------  ---------   ---------   ----------
     Adjusted Fixed Charges                     $    238   $   252    $   500    $    538   $    459    $    449    $     459
                                                =========  ========   =========  =========  =========   =========   ==========

Ratio of Earnings to Fixed Charges                  5.34      4.67       4.67        0.99*      4.34        3.59         3.78

* As defined within the computation of earnings to fixed charges, earnings are $3 less than fixed charges for 1997. See Management's Discussion and Analysis of Results of Operations in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.